UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 20, 2026

Primerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2026, the Board of Directors (the “Board”) of Primerica, Inc. (the “Company”) approved and adopted the Company’s Fourth Amended and Restated By-Laws (the “Fourth Amended and Restated By-Laws”). The Fourth Amended and Restated By-Laws amended the Company’s then-existing by-laws to require the Board to call a special meeting of stockholders upon the written request of one or more stockholders of record who own (or if, such request is made by stockholders of record on behalf of one or more beneficial owners, such beneficial owners who own), in the aggregate, not less than a majority of the voting power of all the Company’s shares entitled to vote on the matters to be brought before the proposed special meeting (the “Requisite Percentage”). The Fourth Amended and Restated By-Laws set forth certain informational and procedural requirements with respect to a stockholder’s right to request a special meeting, including:

•
The requesting stockholders and any beneficial owners must “own” (as defined in the Fourth Amended and Restated By-Laws), as of the date the special meeting request is delivered to the Company and for the twelve months preceding such date, not less than the Requisite Percentage.
•
A stockholder’s request for a special meeting must include certain information, including: (i) the purpose of the requested special meeting; (ii) the same information required to be set forth in a stockholder’s notice to propose business or to nominate a candidate for election to the Board at a stockholder meeting; (iii) an acknowledgement that any disposition of shares owned of record or beneficially will be deemed a revocation of the special meeting request in respect of the shares disposed and an agreement by the requesting stockholders and any beneficial owners to notify the Company promptly of any such disposition; (iv) an acknowledgement that the special meeting request shall be deemed to be revoked, and any special meeting scheduled may be canceled, if the shares owned by the requesting stockholders and any beneficial owners do not represent at least the Requisite Percentage at all times between the date on which the special meeting request is received by the Company and the special meeting; and (v) documentary evidence of stock ownership.
•
The Board shall not be required to call a special meeting requested by stockholders if: (i) the special meeting request does not comply with the applicable requirements of the Fourth Amended and Restated By-Laws; (ii) the special meeting request relates to an item of business that is not a proper subject for stockholder action under applicable law or the Company’s governing documents; (iii) the special meeting request is received by the Company during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) an annual meeting or special meeting that included an identical or substantially similar item of business (“Similar Business”) was held not more than 120 days before the date the that the special meeting request was received by the Company; (v) the Board has called or calls for a meeting to be held within 90 days after the date that the special meeting request is received by the Company and the business to be conducted at such meeting includes the Similar Business; (vi) the special meeting request was made in a manner that involved a violation of applicable law; or (vii) any information submitted by a requesting stockholder or beneficial owner in connection with a request for a special meeting is inaccurate in any material respect. The nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

The foregoing summary and description of the Fourth Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated By-Laws, a blackline copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fourth Amended and Restated By-laws of Primerica, Inc., effective February 20, 2026.

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2026	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer Executive Vice President, Deputy General Counsel and Chief Governance and Risk Officer